UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 9, 2026

Date of Report (date of earliest event reported)

HAGERTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge

Traverse City, Michigan 49684

(Address of principal executive offices and zip code)

(800) 922-4050

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	Regulation FD Disclosure.

On September 9, 2025, Hagerty, Inc. (the “Company”) issued a press release announcing the commencement of a secondary public offering (the “Offering”) of shares of its Class A Common Stock, offered by Hagerty Holding Corp. A copy of the Company’s press release announcing the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana M. Chafey
Date: September 9, 2026	Diana M. Chafey
Chief Legal Officer and Corporate Secretary